Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Theravance, Inc.

EXECUTED this 11th day of February, 2005.

SV ASSOCIATES VI, L.P.

/s/ Martha A. Clarke Adamson
Martha A. Clarke Adamson
Attorney-in-Fact

SIERRA VENTURES VI, L.P.
By: SV Associates VI, L.P.
Its: General Partner

/s/ Martha A. Clarke Adamson
Martha A. Clarke Adamson
Attorney-in-Fact